Exhibit 23.2

STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	12421 N Florida Ave. Suite.113 Tampa, FL 33612 (813)443-0619 (813)361-5741

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Registration Statement.

/s/ Stevenson & Company CPAS LLC

Stevenson & Company CPAS LLC
Tampa, Florida
October 30, 2015

PCAOB Registered
AICPA Member